UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of report; date of earliest event reported)

October 10, 2023

(Date of report; date of earliest event reported)

Commission file number: 1-3754

Ally Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ally Detroit Center

500 Woodward Avenue, Floor 10

Detroit, Michigan 48226

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALLY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2023, Ally Financial Inc. (“Ally”) announced that Jeffrey J. Brown had provided notice of his intent to retire as Chief Executive Officer and a member of Ally’s Board of Directors (“Board”) on January 31, 2024, or an earlier date identified in writing by the Chair of the Board (the earlier of these dates, “Agreed Retirement Date”).

Mr. Brown is retiring to become President of Hendrick Automotive Group, which is a longtime customer of Ally and the largest privately held automotive retail organization in the United States with nearly 11,000 employees and 131 retail franchises across 13 states.

On the condition that Mr. Brown continues to perform his duties and obligations through the Agreed Retirement Date, Ally confirmed that Mr. Brown is eligible for retirement as defined in the Ally Incentive Compensation Plan as amended and restated effective as of May 4, 2021 (“Plan”) and approved that Mr. Brown will (1) continue to receive the same annualized base salary ($1,000,000), benefits, and perquisites through the Agreed Retirement Date and (2) remain eligible for the full-year discretionary 2023 cash and equity-based incentive-compensation awards based on Ally’s performance and Mr. Brown’s performance as Chief Executive Officer as determined by the Compensation, Nominating, and Governance Committee of the Board in the ordinary course, in good faith, and without any prejudice due to Mr. Brown’s notice of intent to retire.

All payments and other distributions to Mr. Brown remain subject to the Plan and Ally’s other compensation-and-benefits plans and policies (including those relating to cancellation, recovery, forfeiture, or repayment).

A copy of the letter agreement between Ally and Mr. Brown accepting the notice of his intent to retire is attached as Exhibit 10.1 and incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On October 11, 2023, Ally issued a press release with the announcement described in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference. The information in this Item 7.01 and Exhibit 99.1 is being furnished and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits

10.1	Letter Agreement, dated October 10, 2023, between Ally Financial Inc. and Jeffrey J. Brown accepting Mr. Brown’s Notice of Intent to Retire

99.1	Press Release, dated October 11, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date: October 11, 2023	By:	/s/ Jeffrey A. Belisle
	Name:	Jeffrey A. Belisle
	Title:	Corporate Secretary